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                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT

     THIS AGREEMENT (the "First Amendment") is made as of this 1st day of May, 2002, by and between APW Ltd., a Bermuda company (the "Company") and U.S. Bank, N.A. (f/k/a Firstar Bank, N.A.) (the "Rights Agent").

     WHEREAS, the Company entered into a Rights Agreement as of July 17, 2000, with the Rights Agent (the "Rights Agreement"); and

     WHEREAS, the Company and the Rights Agent may, from time to time, supplement or amend and the Company desires to amend the Rights Agreement pursuant to the provisions of Section 27 of the Rights Agreement; and

     WHEREAS, the Company entered into the Amended and Restated Multi-Currency Credit Agreement dated as of May 15, 2001, and amended to date (the "Credit Agreement"), with certain financial institutions parties thereto, Bank One, N.A., The Chase Manhattan Bank and Bank of America, National Association and a U.K. credit facility with Royal Bank of Scotland (collectively all lending parties to those agreements, the "Banks"); and

     WHEREAS, the Company is entering into a plan, with the Banks, wherein the Company will issue common stock, and maybe preferred stock and warrants, to the Banks subject to certain terms and conditions; and

     WHEREAS, the Board of Directors of the Company determined that it is desirable to amend certain provisions of the Rights Agreement as provided herein; and

     WHEREAS, no Flip-In Event, Flip-Over Event, Stock Acquisition Date or Separation Date (as defined in Section 1 of the Rights Agreement) has occurred; and

     WHEREAS, this Amendment complies with the terms of the Rights Agreement;
and

     WHEREAS, all acts and things necessary to make this First Amendment to the Rights Agreement a valid, legal and binding instrument of the Company and the Rights Agent have been duly done, performed and fulfilled, and the execution and delivery hereof by each of the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent, respectively,

     NOW, THEREFORE, the Company and the Rights Agent hereby agree as follows:

     1. The first sentence of the Section 1(a) definition of "Acquiring Person" is hereby deleted and replaced in its entirety with the following:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of 15% or more of the Common Shares then outstanding and shall include all Affiliates or Associates of such Person, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any

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          employee benefit plan of the Company or any Subsidiary of the Company,
          (iv) any Person or entity holding Common Shares organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) the Banks, individually or in the aggregate, and any of their Affiliates, so long as neither the Banks nor any of their Affiliates are the Beneficial Owner of any Common Shares other than
          (A) Common Shares which the Banks and their Affiliates are the Beneficial Owner of by reason of the Company's plan of reorganization agreed to in May 2002 or the consummation of any transaction contemplated thereby and (B) any Common Shares (including any warrants) the Banks or their Affiliates are the Beneficial Owner of as of May 1, 2002 and (C) up to 5% of the outstanding number of shares of Common Stock.

     2. Section 1 of the Rights Agreement is hereby amended to add the following definition:

          "BANKS" shall mean those parties, individually and in the aggregate, of the Multi-Currency Credit Agreement, dated May 15, 2001, as amended, who were issued Common Shares pursuant to the plan and listed as a Schedule to this Amendment No. 1.

     3. The definition of "Separation Date" in Section 1(t) of the Rights Agreement is hereby amended by adding the following at the end of such definition: "Notwithstanding the foregoing, neither the Agreement nor the Shareholders Agreement nor the acquisition of Beneficial Ownership of Common Shares pursuant thereto, nor the other transactions contemplated thereby, shall result in the occurrence of a Separation Date."

     4. The definition of "Triggering Event" in Section 1(w) of the Rights Agreement is hereby amended by inserting after the words "Flip-Over Event" the following: "but shall not include the acquisition of Beneficial Ownership of Common Shares by the Banks or any of their Affiliates or Associates pursuant to the Agreement or the Shareholders Agreement and the transactions contemplated thereby."

     5. Section 12 of the Rights Agreement is amended by adding the following at the end of paragraph (a) of Section 12: "This Section 12 will not apply to or effect any transactions entered into between the Company or any of its shareholders and the Banks or any of their Affiliates pursuant to the Agreement, or the Shareholders Agreement."

     6. The receipt of the proper notice of the Rights Agent by the Company respecting the name change of the Rights Agent to U.S. Bank is confirmed.

     7. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     8. This First Amendment may be executed in two or more counterparts (by fax or otherwise) and each of such counterparts shall for all purposes be deemed an original and all such counterparts together shall constitute one and the same instrument.

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     9. Capitalized terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to them by such terms in the Rights Agreement.

     10. If any term, provision, covenant or restriction of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11. This First Amendment shall be deemed to be a contract made under the laws of Bermuda and for all purposes shall be governed by and construed in accordance with the laws of Bermuda applicable to contracts made and to be performed entirely within Bermuda.

     12. Except to the extent amended hereby, the terms and provisions of the Rights Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and attested all as of the day and year first written above.

                                     APW LTD.


                                     By:
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                                     Its:
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                                     U.S. BANK, N.A.


                                     By:
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                                     Its:
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                                     By:
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                                     Its:
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